Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND REAFFIRMATION OF GUARANTIES

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND REAFFIRMATION OF GUARANTIES, dated as of January  29, 2010 (this “Eighth Amendment”), is entered into by and between Quixote Corporation, a Delaware corporation (the “Borrower”), whose address is 35 East Wacker Drive, Chicago, Illinois 60601, and Quixote Transportation Safety, Inc., Transafe Corporation, Energy Absorption Systems, Inc., and Energy Absorption Systems (AL) LLC, as Subsidiary Guarantors, (each being referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), and Bank of America, N.A., a national banking association (the “Lender”), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

R E C I TAL S:

A.                                   Borrower and Lender entered into that certain Amended and Restated Credit Agreement, dated as of April 20, 2005 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of December 1, 2006, (the “First Amendment”), that certain Second Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of March 15, 2007 (the “Second Amendment”), that certain Third Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2007 (the “Third Amendment”), that certain Fourth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of November 7, 2008 (the “Fourth Amendment”), that certain Waiver, Fifth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of February 9, 2009 (the “Fifth Amendment”), that certain Waiver, Sixth Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated as of May 7, 2009 (the “Sixth Amendment”), and that certain Seventh Amendment to Amended and Restated Credit Agreement and Reaffirmation of Guaranties dated October 23, 2009 (the “Seventh Amendment”, and together with the Original Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, the “Credit Agreement”) pursuant to which Credit Agreement Lender has made a Revolving Loan to Borrower evidenced by that certain Third Amended and Restated Revolving Loan Note, dated as of October 23, 2009, in the maximum principal amount of $5,000,000, executed by Borrower and made payable to the order of Lender (the “Revolving Note”).

B.                                     In connection with the Original Credit Agreement, the Guarantors executed and delivered to Lender that certain Guaranty dated as of May 16, 2003 in favor of Lender, as amended by that Reaffirmation and Amendment of Subsidiary Guaranty dated as of April 20, 2005 (the “Guaranty”).

C.                                     Borrower and the Guarantors have also requested, and Lender has agreed to, the modification of certain terms contained in the Credit Agreement as set forth herein, all pursuant to the terms and conditions hereinafter set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Guarantors and Lender hereby agree as follows:

A G R E E MEN T S:

1.                                       RECITALS.  The foregoing Recitals are hereby made a part of this Eighth Amendment.

2.                                       DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

3.                                       AMENDMENTS TO THE CREDIT AGREEMENT.

3.1                         Section 1.1 of the Credit Agreement.

The definition of “Revolving Loan Termination Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Revolving Loan Termination Date” means February 15, 2010.

4.                                       REAFFIRMATION OF GUARANTIES.  Each of the Guarantors hereby expressly (a) consents to the execution by Borrower and Lender of this Eighth Amendment, (b) acknowledges that the “Guaranteed Debt” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from Borrower to Lender, including, but not limited to, the obligations and liabilities of Borrower to Lender under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Revolving Note, as modified, extended and/or replaced from time to time, (c) reaffirms, assumes and binds themselves in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in their respective Guaranty, (d) agrees that all such obligations and liabilities under their respective Guaranty shall continue in full force and effect and shall not be discharged, limited, impaired or affected in any manner whatsoever, and (e) represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.

5.                                       REPRESENTATIONS AND WARRANTIES.  To induce Lender to enter into this Eighth Amendment, Borrower and each Guarantor hereby certifies, represents and warrants to Lender that:

5.1                         Organization.  Borrower and each Guarantor is a corporation or a limited liability company duly organized, existing and in good standing under the laws of its state or organization with full and adequate corporate or limited liability power, as the case may be, to carry on and conduct its business as presently conducted.  Borrower and each Guarantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.  The Articles of Incorporation or Organization, as the case may be, Bylaws (other than an amendment to the By-laws of Borrower dated May 14, 2009) or Operating Agreement, as the case may be, Resolutions and Incumbency Certificate of Borrower and each Guarantor have not been changed or amended since the certified copies thereof were delivered to Lender in connection with the Original Credit Agreement and the First Amendment.  The state issued organizational identification number for Borrower and each Guarantor is listed on Schedule I hereto.  The exact legal name of Borrower and each Guarantor is as set forth in the preamble of this Eighth Amendment, and neither Borrower nor any Guarantor currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name.  Neither Borrower nor any Guarantor will change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

5.2                         Authorization.  Borrower and each Guarantor is duly authorized to execute and deliver this Eighth Amendment and Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended hereby, and to perform its obligations under the Credit Agreement, as amended hereby.

5.3                         No Conflicts.  The execution and delivery of this Eighth Amendment and the performance by Borrower and each Guarantor of its obligations under the Credit Agreement, as amended hereby, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of Borrower or any Guarantor or of any agreement binding upon Borrower or any Guarantor.

5.4                         Validity and Binding Effect.  The Credit Agreement, as amended hereby, is a legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5                         Compliance with Credit Agreement.  The representation and warranties set forth in Section VI of the Credit Agreement, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Lender and except for such changes as are specifically permitted under the Credit Agreement.  In addition, other than as waived in Section 2 hereof, Borrower and each Guarantor has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended hereby, including, but not limited to, those set forth in Section VII thereof.

5.6                         No Event of Default.  As of the date hereof, no Event of Default under Section VII of the Credit Agreement, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

5.7                         No Subordinated Debt Default.  As of the date hereof, no default under any of the documents evidencing or securing any of the Subordinated Debt, or event or condition which, with the giving of notice or the passage of time, or both, would constitute a default under any of the documents evidencing or securing any of the Subordinated Debt, has occurred or is continuing.

5.8                         Schedules to Credit Agreement.  Other than as shown by the updated Schedules attached hereto as Exhibit B, the Schedules attached to the Credit Agreement are true and correct as of the date hereof.

6.                                       CONDITIONS PRECEDENT.  This Eighth Amendment shall become effective as of the date above first written after receipt by Lender of the following:

6.1                         Eighth Amendment.  This Eighth Amendment executed by Borrower, the Guarantors, and Lender.

6.2                         Resolutions.  A certified copy of Resolutions of the board of directors of Borrower and each Guarantor authorizing the execution, delivery and performance of this Eighth Amendment and related loan documents.

6.3                         Certificate of Good Standing.  Certificates of Good Standing for Borrower and each Guarantor from their respective jurisdictions of organization.

6.4                         Other Documents.  Such other documents, certificates and/or opinions of counsel as Lender may request.

7.                                       GENERAL.

7.1                         Governing Law; Severability.  This Eighth Amendment shall be construed in accordance with and governed by the laws of Illinois.  Wherever possible each provision of the Credit Agreement and this Eighth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement and this Eighth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Credit Agreement and this Eighth Amendment.

7.2                         Successors and Assigns.  This Eighth Amendment shall be binding upon Borrower, the Guarantors, and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, the Guarantors, and Lender and the successors and assigns of Lender.

7.3                         Waiver of Claims.  Borrower hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Credit Agreement, as amended hereby, the Revolving Note or any other Loan Document (collectively referred to herein as the “Claims”), nor does Borrower now have knowledge of any facts that would or might give rise to any Claims.  If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Credit Agreement as amended hereby, the Revolving Note, and/or any other Loan Documents, Borrower hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

7.4                         Continuing Force and Effect of Loan Documents and Guaranty.  Except as specifically modified or amended by the terms of this Eighth Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect.  Borrower, by execution of this Eighth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.  Each of the Guarantors, by execution of this Eighth Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in Guaranty.

7.5                         Financing Statements.  Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

7.6                         References to Credit Agreement.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as amended hereby.

7.7                         Expenses.  Borrower shall pay all costs and expenses in connection with the preparation of this Eighth Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate or parent of Lender.  Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Eighth Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

7.8                         Counterparts.  This Eighth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to the Amended and Restated Credit Agreement and Reaffirmation of Guaranties as of the date first above written.

Borrower:

QUIXOTE CORPORATION

By:	/s/ DANIEL P. GOREY
Name:	Daniel P. Gorey
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Guarantors:

QUIXOTE TRANSPORTATION SAFETY, INC. TRANSAFE CORPORATION
ENERGY ABSORPTION SYSTEMS, INC.
ENERGY ABSORPTION SYSTEMS (AL) LLC

By:	/s/ DANIEL P. GOREY
Name:	Daniel P. Gorey
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Lender:

BANK OF AMERICA, N.A.

By:	/s/ CHRIS D. BUCKNER
Name:	Chris D Buckner
Title:	Senior Vice President

Schedule I

Organizational Identification Numbers

CORPORATION	STATE	STATE ID

Quixote Corporation	Delaware	0720523

Quixote Transportation Safety, Inc.	Delaware	2803660

Transafe Corporation	Delaware	3197646

Energy Absorption Systems, Inc.	Delaware	0904033

Energy Absorption (AL) LLC	Delaware	3539333

Exhibit B

Updated Schedules

Schedule 1.1.1

Permitted Existing Indebtedness

A.                                   The following indebtedness was incurred with the issuance of convertible debt and is reported on the December 31, 2009 balance sheet at $40,000,000.

Convertible senior subordinated notes paying 7% due February 15, 2025 totalling $40,000,000 initially issued to eight investment funds.

C.                                     The following indebtedness of Subsidiaries to Borrower, eliminated in consolidation:

1.                                       Note from Quixote Beijing Co., Ltd to Borrower of $300,000.

D.                                    The intercompany liabilities existing as of December 31, 2009 as follows:

Energy Absorption Systems AL	$16,186,375
Quixote International Enterprises, LLC	$2,400,000
Quixote Beijing Co., Ltd	$236,887
Transafe	$4,230,738

E.                                      Permitted Existing Contingent Obligations.

F.                                      Obligations secured by Permitted Existing Liens.

Schedule 1.1.2

Permitted Existing Investments

A.                                   Investments in Subsidiaries by Borrower and Subsidiaries as evidenced by the ownership of equity as described in Schedule 6.8

B.                                     Investments in Subsidiaries as follows (all of which are eliminated in consolidation):

1.                                       Borrower has the following other Investments in Subsidiaries:

$91,397,014 in Quixote Transportation Safety, Inc.

2.                                       Quixote Transportation Safety, Inc. has the following other Investments in Subsidiaries:

$1,000 in TranSafe Corporation

$1,038,187 in Energy Absorption Systems, Inc.

3.                                       Energy Absorption Systems, Inc. has the following other Investments in Subsidiaries:

$65,246 in Energy Absorption Systems (AL) LLC.

3.                                       Quixote International has the following other Investment in one subsidiary:

$2,100,000 in Quixote Beijing Co, Ltd.

C.                                     Various investments in non-interest bearing bank accounts or money market accounts included in Cash on the balance sheet.

Schedule 1.1.4

Permitted Existing Contingent Obligations

A.                                   The following standby letters of credit were established with the lender:

1.  $690,000 letter of credit in favor of Federal Insurance Company relating to worker’s compensation claims.

2.  $150,000 letter of credit in favor of U.S. Bank National Association relating to Quixote credit card payments.

Schedule 3.2

Transitional Letters of Credit

Amount	LaSalle Bank LC#	Expiration	Beneficiary

$690,000	S541139	6/30/10	Federal Insurance Company

$150,000	03101078		U.S. Bank National Association

Schedule 6.7

Litigation

In January, 2008 we were served in a lawsuit entitled Olga Mata, Individually as Representative of the Estate of Elpido Mata et al. vs. Energy Absorption Systems, Inc., Quixote Transportation Safety, Inc., William Brothers Construction, Keller Crash Cushions d/b/a Contractors Barricade Service, J.I.T. Distributing Inc. and Gustavo Reyes d/b/a Cerrito Trucking,  State of Texas, District Court of Brazoria County, No. 44361. This case involves a tractor-trailer collision with a crash cushion. The plaintiffs allege various theories of liability against all defendants, including negligence, misrepresentations and breach of warranty. We have tendered the case to our insurance carrier and have answered the complaint. In September the judge granted our motion for summary judgment and Quixote Transportation Safety, Inc., Energy Absorption Systems, Inc. and Keller Crash Cushions (our distributor) are now dismissed on all causes of action.  Plaintiff moved for reconsideration and his motion was denied.   Plaintiff has appealed.

************

On January 28, 2010, Quixote entered into memorandums of understanding with plaintiffs’ counsel and the other named defendants to settle the following purported class action lawsuits (the “Lawsuits”) that were filed following the announcement of the pending offer (the “Offer”) made by Trinity Industries, Inc. (“Trinity”) and its wholly-owned subsidiary THP Merger Co. (“Purchaser”), to acquire the Company’s outstanding common stock at $6.38 per share to be followed by a back-end merger:  Superior Partners, on Behalf of Itself and All Others Similarly Situated vs. Leslie J. Jezuit, Bruce Reimer, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation and Trinity Industries, Inc.  (Case No. 10 CH 0613) filed on January 13, 2010 in the Circuit Court of Cook County, Illinois, Chancery Division (the “Court”); and  Ralph A. Ardito, Individually and on Behalf of All Others Similarly Situated vs. Bruce Reimer, Leslie J. Jezuit, Daniel P. Gorey, Robert D. van Roijen, Lawrence C. McQuade, Duane M. Tyler, Clifford D. Nastas, Quixote Corporation, Trinity Industries, Inc. and THP Merger Co.  (Case No. 10 CH 2544) filed on January 20, 2010 in the Court. The Lawsuits are described in greater detail in the Solicitation/Recommendation Statement on Schedule 14D-9 initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 7, 2010, as amended on January 15, 2010, January 19, 2010 and January 22, 2010 (as so amended, and as further amended hereby, the “Schedule 14D-9”).

Under the terms of the memorandums of understanding, the Company, the other named defendants and the plaintiffs have agreed to settle the  Superior Partners  lawsuit and dismiss the  Ardito  lawsuit as moot, subject to court approval. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the previous disclosures were inadequate but the Company agreed to make available certain additional information to its stockholders, which is described below under Item 8.01. The memorandums of understanding further contemplate that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the Offer, the Merger, the Merger Agreement, the adequacy of the merger consideration, the negotiations preceding the Merger Agreement, the adequacy and completeness of the disclosures made in connection with the Offer and the Merger and any actions of the individual defendants in connection with the Offer, the Merger or the Merger Agreement, including any alleged breaches of the fiduciary duties of any of the defendants, or the aiding and abetting thereof. If the court does approve of the settlement after a notice period, then all public stockholders who did not elect to opt out of such settlement will be bound thereby.

In addition, in connection with the settlement and as provided in the memorandums of understanding, and subject to approval by the court, the named defendants or their insurers will pay to plaintiffs’ counsel in the  Superior Partner  action for their fees and expenses an amount not to exceed $431,000, and the named defendants or their insurers will pay to plaintiff’s counsel in the  Ardito  action an amount not to exceed $169,000 and, per the settlement with the plaintiff in the  Ardito  action, the settlement of the  Superior Partners  action moots the  Ardito  action. Neither payment will affect the amount of consideration to be paid to stockholders of the Company in connection with the Offer and the subsequent merger. Furthermore, any payment is also conditioned on the Offer being consummated so the Company’s stockholders will not indirectly bear such payment.

Under the terms of the Merger Agreement, the settlement is subject to the approval of Trinity, which may not be unreasonably withheld or delayed. Trinity has given its approval to the settlement described by the memorandums of understanding.

The Company and the other defendants maintain that the lawsuits are completely without merit. Nevertheless, in order to avoid costly litigation and eliminate the risk of any delay to the closing of the Offer and subsequent merger, and because the only effect of the settlement on the stockholders is to provide additional disclosure, the defendants have agreed to the settlement contemplated in the memorandum of understanding.

Schedule 6.8

Subsidiaries

6.8(i)                      See attached chart of corporate structure

6.8(ii)                   Note:      (1) Significant Domestic Incorporated Subsidiary

(2) Subsidiary Guarantor

Legal		Authorizes shares/
Corporate	Jurisdiction of	Issues &	Owner
Name	Organization	Outstanding	of Shares

Quixote Transportation Safety, Inc. (1)(2)	Delaware	1,000 Common, $1.00 p.v., 1,000 shares outstanding	Quixote Corporation

TranSafe Corporation (1)(2)	Delaware	1,000 Common, $1.00 p.v., 1,000 shares outstanding	Quixote Transportation Safety, Inc.

Energy Absorption Absorption Systems, Inc. (1)(2)	Delaware	1,500 Common, $.01 p.v., 100,000 Series A Preferred, n.p.v., 1,000 common shares Outstanding	Quixote Transportation Safety, Inc.

Legal		Authorizes shares/
Corporate	Jurisdiction of	Issues &	Owner
Name	Organization	Outstanding	of Shares

Quixote (Asia Pacific), Inc. (f/k/a Quixote Transportation Safety (Asia Pacific), Inc.)	Delaware	1,000 Common, $1.00 p.v. 1,000 shares outstanding	Energy Absorption Systems, Inc.

E-Tech Testing Services, Inc.	Delaware	1,000 Common, $1.00 p.v., 1,000 shares outstanding	Energy Absorption Systems, Inc.

Energy Absorption Systems (Europe), Inc.	Delaware	1,000 Common, $1.00 p.v., 1,000 shares outstanding	Energy Absorption Systems, Inc.

Quixote Europe, Inc. (f/k/a Quixote Transportation Safety (Europe), Inc.)	Delaware	1,000 Common, $1.00 p.v., 1,000 shares outstanding	Energy Absorption Systems, Inc.

Energy Absorption Systems (AL) LLC (1)(2)	Delaware	N/A	Energy Absorption Systems, Inc. is the sole and managing member

Schedule 6.8(i)